EXHIBIT 99.1

Fortune Brands Announces Second Quarter Results,

Underlying Financial Results In Line With Expectations

Highlights:

•
Q2 2026 sales were $1.2 billion, a decrease of 4.1 percent versus Q2 2025
•
Q2 2026 GAAP EPS was ($0.19), inclusive of a ($1.44) asset impairment charge and a $0.52 benefit related to net tariff refunds1; EPS before charges / gains was $1.35, also inclusive of net tariff refunds1
•
Delivered Q2 2026 underlying EPS in line with expectations
•
Updated full year 2026 guidance to reflect the impact of net tariff refunds1 and investments to enhance execution

DEERFIELD, Ill.--(BUSINESS WIRE)--August 4, 2026--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and digital products company, today announced second quarter 2026 results.

“Our second quarter results were in line with expectations, and we continue to focus on improving execution. Since stepping into the role, I have spent time with our business teams and engaged in initial conversations with customers and channel partners. I have been impressed with the underlying strength of our brands and portfolio, and I see real opportunity to expand our position in the market across all of our businesses. Our teams are moving with urgency to serve our customers better, bring greater discipline to our cost base, refocus resources on our core businesses and generate sustainable growth. Our updated full year guidance reflects investments to execute on these opportunities,” said Fortune Brands Chief Executive Officer Jesse Singh. “I believe the company's long-term potential is significant, and I am confident that with the right focus and investment, we can set the company up for a stronger future.”

Second Quarter 2026 Results

($ in millions, except per share amounts)

Unaudited

Q2 2026 Total Company Results

	Reported Net Sales	Operating Income/(Loss)	Operating Margin	EPS
Q2 2026 GAAP	$1,153.9	($9.0)	(0.8%)	($0.19)
Change	(4.1%)	(105.2%)	(1,510 bps)	(122.7%)
	Reported Net Sales	Operating Income/(Loss) Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q2 2026 Non-GAAP	$1,153.9	$235.6	20.4%	$1.35
Change	(4.1%)	18.4%	390 bps	35.0%

1 Net tariff refunds include anticipated gross tariff refunds, partially offset by increases in directly attributable variable incentive compensation costs and taxes (for EPS only)

Q2 2026 Segment Results

	Net Sales	Change	Operating Margin	Change	Operating Margin Before Charges/Gains	Change
Water Innovations	$605.0	(6.5%)	28.9%	480 bps	29.5%	390 bps
Outdoors	$364.5	(3.8%)	(48.7%)	(5,980 bps)	15.2%	240 bps
Security	$184.4	3.8%	26.6%	1,380 bps	26.8%	1,200 bps

Balance Sheet and Cash Flow

The Company ended the quarter with a strong balance sheet, liquidity of approximately $1.1 billion and net debt to EBITDA before charges and gains of 2.7x. In the quarter, the Company generated $202.8 million in operating cash flow and $179.3 million in free cash flow, while repurchasing $2 million of its shares.

As of the end of the second quarter 2026:

Net debt	$2.3 billion
Net debt to EBITDA before charges / gains	2.7x
Cash	$210 million
Amount available under revolving credit facility	$858 million

2026 Full-Year Guidance

“Overall, the commercial performance of our business and the operating environment have been consistent with our previous outlook. Looking to the second half of the year, we have updated our full-year 2026 guidance and financial assumptions to reflect the benefit of net tariff refunds1, as well as additional investments to enhance execution. We expect net tariff refunds1 to benefit full year Operating Income and EPS by $81 million and $0.52, respectively. Excluding this benefit, our full year guidance reflects our intent to fund incremental near-term investments to improve service levels and accelerate new product development,” said Fortune Brands Interim Chief Financial Officer Ashley George.

2026 Financial Guidance

	Prior 2026 Full-Year Guidance	Updated 2026 Full-Year Guidance
TOTAL COMPANY FINANCIAL METRICS
Net sales	Down low single digits	Down low single digits
EPS before charges / gains	$3.00 to $3.30	$3.22 to $3.52
Net tariff refund[1] benefit to EPS		$0.52

2026 Market and Financial Assumptions

	Prior 2026 Full-Year Assumptions	Updated 2026 Full-Year Assumptions
MARKET ASSUMPTIONS
Global market	Down low single digits	Down low single digits
U.S. R&R	Down low single digits	Down low single digits
U.S. SFNC	Down mid single digits	Down mid single digits
TOTAL COMPANY FINANCIAL ASSUMPTIONS
Operating Margin before charges / gains	13.5% to 14.5%	14.0% to 15.0%
Net tariff refund[1] benefit to Operating Income		$81 million
Cash flow from operations	$475 million to $510 million	$495 million to $530 million
Free cash flow	$350 million to $400 million	$370 million to $420 million

1 Net tariff refunds include anticipated gross tariff refunds, partially offset by increases in directly attributable variable incentive compensation costs and taxes (for EPS only)

	Prior 2026 Full-Year Assumptions	Updated 2026 Full-Year Assumptions
OTHER ASSUMPTIONS
Interest Expense	$110 million to $115 million	$108 million to $112 million
Capex	$110 million to $125 million	$110 million to $125 million
Tax Rate	24.0% to 24.5%	24.0% to 24.5%
Share Count	120 million to 120.5 million	120 million to 120.5 million

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains and EPS before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains and restructuring and other charges, which are excluded from operating margin before charges / gains and EPS before charges / gains. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions. For a reconciliation of full year 2026 free cash flow guidance to full year 2026 operating cash flow guidance, see the table entitled “Free Cash Flow” below.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call and earnings presentation will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN) is an industry-leading home, security and digital products company whose purpose is to elevate every life by transforming spaces into havens. The Company makes innovative products for residential and commercial environments, with a growing focus on digital solutions and products that add luxury, contribute to safety and enhance sustainability. The Company’s trusted brands include Moen, House of Rohl, Aqualisa, SpringWell, Therma-Tru, Larson, Fiberon, Master Lock, Sentry Safe and Yale residential. Learn more at www.fbin.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our strategies and investments to enhance execution and realign our business, our expectations for the markets in which we operate, expected impacts from recently-announced organizational and leadership changes, ongoing succession planning, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the other potential impacts of inflation, including consumer spending, expected capital spending, expected pension contributions or de-risking initiatives, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, the anticipated impact of future tariff refunds and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned,” “confident,” “opportunity,” “focus,” "on track" and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks associated with our recent leadership changes and our search processes to identify additional permanent members of senior management, (vii) risks relating to rapidly evolving technological change, (viii) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (ix) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (x) delays or outages in our information technology systems or computer networks or breaches of our information technology systems or other cybersecurity incidents, (xi) risks associated with doing business globally, including changes in trade-related tariffs (including recent U.S. tariffs announced or imposed on China, Canada, Mexico and other countries and any reciprocal actions taken by such countries) and risks with uncertain trade environments, (xii) risks associated with the disruption of operations, including as a result of severe weather events, (xiii) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xiv) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xv) impairments in the carrying value of goodwill or other acquired intangible assets, (xvi) risks of increases in our defined benefit-related costs and funding requirements, (xvii) our ability to attract and retain qualified personnel and other labor constraints, (xviii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xix) risks associated with environmental, social and governance matters, (xx) potential liabilities and costs from claims and litigation, (xxi) changes in government and industry regulatory standards, (xxii) future tax law changes or the interpretation of existing tax laws, and (xxiii) our ability to secure and protect our intellectual property rights. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 27, 2025. We undertake no obligation to, and expressly disclaim any such obligation to, update, amend, revise or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings (loss) per share before charges / gains, operating income (loss) before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, net sales excluding the impact of China, Outdoors net sales excluding the impact of Fiberon and free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Innovations, Inc.

INVESTOR CONTACT:

Curt Worthington

Investor.Questions@fbin.com

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
Net sales (GAAP)	June 27, 2026	June 28, 2025	$ Change	% Change	June 27, 2026	June 28, 2025	$ Change	% Change
Water	$605.0	$646.9	$(41.9)	(6.5)	$1,168.6	$1,212.3	$(43.7)	(3.6)
Outdoors	364.5	378.8	(14.3)	(3.8)	658.9	683.6	(24.7)	(3.6)
Security	184.4	177.6	6.8	3.8	337.7	340.6	(2.9)	(0.9)
Total net sales	$1,153.9	$1,203.3	$(49.4)	(4.1)	$2,165.2	$2,236.5	$(71.3)	(3.2)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/(GAINS)

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025	$ Change	% Change	June 27, 2026	June 28, 2025	$ Change	% Change
WATER
Operating income (GAAP)	$175.0	$156.0	$19.0	12.2	$278.7	$259.3	$19.4	7.5
Restructuring charges	2.8	6.3	(3.5)	(55.6)	5.1	15.8	(10.7)	(67.7)
Other charges/(gains)
Cost of products sold	-	-	-	-	-	0.5	(0.5)	(100.0)
Selling, general and administrative expenses	0.1	3.2	(3.1)	(96.9)	0.2	3.2	(3.0)	(93.8)
Asset impairment charges (f)	0.6	-	0.6	100.0	0.6	-	0.6	100.0
Operating income before charges/(gains) (a)	$178.5	$165.5	$13.0	7.9	$284.6	$278.8	$5.8	2.1

OUTDOORS
Operating (loss) income (GAAP)	$(177.4)	$42.1	$(219.5)	(521.4)	$(160.0)	$64.7	$(224.7)	(347.3)
Restructuring charges	0.8	2.1	(1.3)	(61.1)	0.9	4.7	(3.8)	(80.9)
Other charges/(gains)
Cost of products sold	0.4	0.2	0.2	79.5	1.1	5.8	(4.7)	(80.6)
Selling, general and administrative expenses	-	4.2	(4.2)	(100.0)	0.1	5.2	(5.1)	(98.1)
Asset impairment charge (f)	228.7	-	228.7	100.0	228.7	-	228.7	100.0
Manufacturing facility fire (g)	3.0	-	3.0	100.0	6.6	-	6.6	100.0
Operating income before charges/(gains) (a)	$55.5	$48.6	$6.9	14.2	$77.4	$80.4	$(3.0)	(3.7)

SECURITY
Operating income (GAAP)	$49.1	$22.7	$26.4	116.3	$70.8	$38.7	$32.1	82.9
Restructuring charges	0.5	1.8	(1.3)	(72.2)	0.6	5.7	(5.1)	(89.5)
Other charges/(gains)
Cost of products sold	(0.1)	0.4	(0.5)	(125.0)	-	3.7	(3.7)	(100.0)
Selling, general and administrative expenses	-	1.4	(1.4)	(100.0)	(0.2)	1.4	(1.6)	(114.3)
Operating income before charges/(gains) (a)	$49.5	$26.3	$23.2	88.2	$71.2	$49.5	$21.7	43.8

TOTAL COMPANY
Operating income (loss) (GAAP)	$(9.0)	$171.6	$(180.6)	(105.2)	$51.2	$268.6	$(217.4)	(80.9)
Restructuring charges	8.1	13.7	(5.6)	(40.8)	12.5	38.5	(26.0)	(67.5)
Other charges/(gains)
Cost of products sold	0.3	0.6	(0.3)	(56.8)	1.1	10.0	(8.9)	(88.7)
Selling, general and administrative expenses	2.6	13.1	(10.5)	(80.0)	3.6	17.8	(14.2)	(80.0)
Asset impairment charge (f)	229.3	-	229.3	100.0	229.3	-	229.3	100.0
Manufacturing facility fire (g)	3.0	-	3.0	100.0	6.6	-	6.6	100.0
Governance advisory services and leadership transitions (i)	1.3	-	1.3	100.0	43.6	-	43.6	100.0
Operating income before charges/(gains) (a)	$235.6	$199.0	$36.6	18.4	$347.9	$334.9	$13.0	3.9

(a) (f) (g) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(In millions)

(Unaudited)

	June 27, 2026	December 27, 2025

Assets
Current assets
Cash and cash equivalents	$209.7	$264.0
Accounts receivable, net	607.1	513.1
Inventories	990.7	1,024.9
Other current assets	267.5	172.2
Total current assets	2,075.0	1,974.2

Property, plant and equipment, net	649.9	805.9
Goodwill	2,001.1	2,006.4
Other intangible assets, net of accumulated amortization	1,113.2	1,231.7
Assets held for sale	104.5	113.8
Other assets	398.3	388.6
Total assets	$6,342.0	$6,520.6

Liabilities and equity
Current liabilities
Accounts payable	518.9	524.6
Other current liabilities	511.6	547.0
Total current liabilities	1,030.5	1,071.6

Long-term debt	2,551.5	2,544.9
Deferred income taxes	95.5	146.9
Other non-current liabilities	356.1	368.6
Total liabilities	4,033.6	4,132.0

Stockholders' equity	2,308.4	2,388.6
Total equity	2,308.4	2,388.6
Total liabilities and equity	$6,342.0	$6,520.6

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025
Operating activities
Net income	$1.7	$151.6
Depreciation and amortization	84.7	102.0
Non-cash lease expense	20.1	17.9
Deferred taxes	(53.4)	2.9
Asset impairment charge	229.3	-
Other non-cash items	10.2	16.1
Changes in assets and liabilities, net	(209.0)	(224.5)
Net cash provided by operating activities	$83.6	$66.0

Investing activities
Capital expenditures	$(43.8)	$(59.9)
Proceeds from the disposition of assets	9.8	-
Other investing activities, net	-	2.9
Net cash used in investing activities	$(34.0)	$(57.0)

Financing activities
Increase in debt, net	$5.0	$140.0
Proceeds from the exercise of stock options	7.7	0.7
Treasury stock purchases	(45.2)	(237.8)
Dividends to stockholders	(62.2)	(60.6)
Other items, net	(7.8)	(7.6)
Net cash used in financing activities	$(102.5)	$(165.3)

Effect of foreign exchange rate changes on cash	$(1.3)	$9.6

Net decrease in cash and cash equivalents	$(54.2)	$(146.7)
Cash, cash equivalents and restricted cash* at beginning of period	267.5	385.5
Cash, cash equivalents and restricted cash* at end of period	$213.3	$238.8

FREE CASH FLOW	Twenty-Six Weeks Ended		2026 Full Year
	June 27, 2026	June 28, 2025	Estimate

Cash flow from operations (GAAP)	$83.6	$66.0	$495 to $530
Less:
Capital expenditures	$43.8	$59.9	$110 to $125
Free cash flow (b)	$39.8	$6.1	$370 to $420

*Restricted cash of $1.1 million and $2.5 million is included in Other current assets and Other assets, respectively, as of June 27, 2026. Restricted cash of $1.3 million and $2.8 million is included in Other current assets and Other assets, respectively, as of June 28, 2025.

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CASH FLOW FROM OPERATIONS (GAAP) TO FREE CASH FLOW

(In millions)

(Unaudited)

Thirteen Weeks Ended
June 27, 2026

Cash flow from operations (GAAP)	$202.8
Less:
Capital expenditures	23.5
Free cash flow (b)	$179.3

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025	% Change	June 27, 2026	June 28, 2025	% Change

Net sales	$1,153.9	$1,203.3	(4.1)	$2,165.2	$2,236.5	(3.2)

Cost of products sold	563.2	660.1	(14.7)	1,138.8	1,238.7	(8.1)

Selling, general and administrative expenses	343.8	338.8	1.5	696.5	653.7	6.5

Amortization of intangible assets	18.5	19.1	(3.1)	36.9	37.0	(0.3)

Asset impairment charge	229.3	-	NM	229.3	-	NM

Restructuring charges	8.1	13.7	(40.9)	12.5	38.5	(67.5)

Operating income (loss)	(9.0)	171.6	(105.2)	51.2	268.6	(80.9)

Interest expense	27.4	31.2	(12.2)	53.9	59.8	(9.9)

Other (income)/expense, net	0.6	(7.3)	(108.2)	0.5	(8.2)	(106.1)
Income before taxes	(37.0)	147.7	(125.1)	(3.2)	217.0	(101.5)

Income tax (benefit) expense	(14.5)	47.4	(130.6)	(4.9)	65.4	(107.5)

Net income (loss)	$(22.5)	$100.3	(122.4)	$1.7	$151.6	(98.9)

Diluted earnings (loss) per common share	$(0.19)	$0.83	(122.7)	$0.01	$1.24	(98.9)

Diluted average number of shares outstanding	119.5	120.7	(1.0)	119.8	121.8	(1.6)

NM = Not meaningful

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/(GAINS)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025	% Change	June 27, 2026	June 28, 2025	% Change

Net income (loss)	$(22.5)	$100.3	(122.4)	$1.7	$151.6	(98.9)

Depreciation *	$24.0	$24.9	(3.6)	$47.7	$49.7	(4.0)
Amortization of intangible assets	18.5	19.1	(3.1)	36.9	37.0	(0.3)
Restructuring charges	8.1	13.7	(40.9)	12.5	38.5	(67.5)
Other charges/(gains)	2.9	13.7	(79.0)	4.7	27.8	(83.2)
Interest expense	27.4	31.2	(12.2)	53.9	59.8	(9.9)
Asset impairment charge (f)	229.3	-	NM	229.3	-	NM
Manufacturing facility fire (g)	3.0	-	NM	6.6	-	NM
Governance advisory services and leadership transitions (i)	1.3	-	NM	43.6	-	NM
Income taxes	(14.5)	47.4	(130.6)	(4.9)	65.4	(107.5)

EBITDA before charges/(gains) (c)	277.5	250.3	10.9	432.0	429.8	0.5

*Depreciation excludes accelerated depreciation expense of zero for the thirteen weeks ended June 27, 2026, and $(0.2) million for the twenty-six weeks ended June 27, 2026 and excludes accelerated depreciation expense of $7.3 million for the thirteen weeks ended June 28, 2025, and $15.8 million for the twenty-six weeks ended June 28, 2025. Accelerated depreciation is included in other charges/(gains).

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/(GAINS) RATIO

As of June 27, 2026
Long-term debt **	$2,551.5
Total debt	2,551.5
Less:
Cash and cash equivalents **	209.7
Net debt (1) (l)	$2,341.8
For the fifty-two weeks ended June 27, 2026
EBITDA before charges/(gains) (2) (c)	$880.5

Net debt-to-EBITDA before charges/(gains) ratio (1/2)(m)	2.7

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of June 27, 2026.

	Twenty - Six Weeks Ended	Twenty-Six Weeks Ended	Fifty-Two Weeks Ended
	December 27, 2025	June 27, 2026	June 27, 2026

Net income	$147.2	$1.7	$148.9

Depreciation***	$50.0	$47.7	$97.7
Amortization of intangible assets	38.2	36.9	75.1
Restructuring charges	13.9	12.5	26.4
Other charges/(gains)	27.7	4.7	32.4
Interest expense	55.4	53.9	109.3
Asset impairment charge (f)	53.6	229.3	282.9
Manufacturing facility fire (g)	21.1	6.6	27.7
Transformation costs (h)	0.7	-	0.7
Governance advisory services and leadership transitions (i)	-	43.6	43.6
Income taxes	40.7	(4.9)	35.8
EBITDA before charges/(gains) (c)	$448.5	$432.0	$880.5

*** Depreciation excludes accelerated depreciation expense of $(0.2) million for the twenty-six weeks ended June 27, 2026, and $3.4 million for the twenty-six weeks ended December 27, 2025. Accelerated depreciation is included in other charges/(gains).

(c) (f) (g) (h) (i) (l) (m) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not meaningful

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/(GAINS)

For the thirteen weeks ended June 27, 2026, diluted EPS before charges/(gains) is calculated as income from continuing operations on a diluted per-share basis, excluding $8.1 million ($6.1 million after tax or $0.05 per diluted share) of restructuring charges, $2.9 million ($2.1 million after tax or $0.02 per diluted share) of other charges/gains, $229.3 million ($172.0 million after tax or $1.44 per diluted share) of asset impairment charges, $3.0 million ($2.2 million after tax or $0.02 per diluted share) of net costs relating to a manufacturing facility fire and $1.3 million ($1.0 million after tax or $0.01 per diluted share) of costs associated with governance advisory services and leadership changes.

For the twenty-six weeks ended June 27, 2026, diluted EPS before charges/(gains) is calculated as income from continuing operations on a diluted per-share basis, excluding $12.5 million ($9.3 million after tax or $0.08 per diluted share) of restructuring charges, $4.7 million ($3.4 million after tax or $0.03 per diluted share) of other charges/gains, $229.3 million ($172.0 million after tax or $1.44 per diluted share) of asset impairment charges, $6.6 million ($4.9 million after tax or $0.04 per diluted share) of net costs relating to a manufacturing facility fire and $43.6 million ($33.4 million after tax or $0.28 per diluted share) of costs associated with governance advisory services and leadership changes.

For the thirteen weeks ended June 28, 2025, the diluted EPS before charges/(gains) is calculated as income from continuing operations on a diluted per-share basis, excluding $13.7 million ($12.7 million after tax or $0.10 per diluted share) of restructuring charges and $13.7 million ($8.1 million after tax or $0.07 per diluted share) of other charges/(gains).

For the twenty-six weeks ended June 28, 2025, the diluted EPS before charges/(gains) is calculated as income from continuing operations on a diluted per-share basis, excluding $38.5 million ($29.7 million after tax or $0.25 per diluted share) of restructuring charges and $27.8 million ($20.7 million after tax or $0.17 per diluted share) of other charges/(gains).

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025	% Change	June 27, 2026	June 28, 2025	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$(0.19)	$0.83	(122.7)	$0.01	$1.24	(98.9)

Restructuring charges	0.05	0.10	(50.0)	0.08	0.25	(68.0)
Other charges/(gains)	0.02	0.07	(71.4)	0.03	0.17	(82.4)
Asset impairment charge (f)	1.44	-	NM	1.44	-	NM
Manufacturing facility fire (g)	0.02	-	NM	0.04	-	NM
Governance advisory services and leadership transitions (i)	0.01	-	NM	0.28	-	NM
Diluted EPS from continuing operations before charges/(gains) (d)	$1.35	$1.00	35.0	$1.88	$1.66	13.3

(d) (f) (g) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not meaningful

FORTUNE BRANDS INNOVATIONS, INC.

OPERATING MARGIN TO OPERATING MARGIN BEFORE CHARGES/(GAINS)

(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025	Change	June 27, 2026	June 28, 2025	Change
WATER
Operating margin (e)	28.9%	24.1%	480 bps	23.8%	21.4%	240 bps
Restructuring charges	0.5%	1.0%		0.5%	1.3%
Other charges/(gains)
Selling, general and administrative expenses	-	0.5%		-	0.3%
Asset impairment charge (f)	0.1%	-		0.1%	-
Before charges/(gains) operating margin (e)	29.5%	25.6%	390 bps	24.4%	23.0%	140 bps

OUTDOORS
Operating margin (e)	(48.7%)	11.1%	(5980) bps	(24.3%)	9.5%	(3380) bps
Restructuring charges	0.2%	0.6%		0.1%	0.7%
Other charges/(gains)
Cost of products sold	0.1%	0.1%		0.2%	0.8%
Selling, general and administrative expenses	-	1.0%		-	0.8%
Asset impairment charge (f)	62.8%	-		34.7%	-
Manufacturing facility fire (g)	0.8%	-		1.0%	-
Before charges/(gains) operating margin (e)	15.2%	12.8%	240 bps	11.7%	11.8%	(10) bps

SECURITY
Operating margin (e)	26.6%	12.8%	1380 bps	21.0%	11.4%	960 bps
Restructuring charges	0.3%	1.0%		0.2%	1.7%
Other charges/(gains)
Cost of products sold	(0.1%)	0.2%		-	1.0%
Selling, general and administrative expenses	-	0.8%		(0.1%)	0.4%
Before charges/(gains) operating margin (e)	26.8%	14.8%	1200 bps	21.1%	14.5%	660 bps

TOTAL COMPANY
Operating margin (e)	(0.8%)	14.3%	(1510) bps	2.4%	12.0%	(960) bps
Restructuring charges	0.7%	1.1%		0.6%	1.7%
Other charges/(gains)
Cost of products sold	-	-		0.1%	0.5%
Selling, general and administrative expenses	0.2%	1.1%		0.2%	0.8%
Asset impairment charge (f)	19.9%	-		10.6%	-
Manufacturing facility fire (g)	0.3%	-		0.2%	-
Governance advisory services and leadership transitions (i)	0.1%	-		2.0%	-
Before charges/(gains) operating margin (e)	20.4%	16.5%	390 bps	16.1%	15.0%	110 bps

(e) (f) (g) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO NET SALES EXCLUDING THE IMPACT OF CHINA SALES

(Unaudited)

Thirteen Weeks Ended June 27, 2026 vs Thirteen Weeks Ended June 28, 2025
% Change
Water
Percentage change in net sales (GAAP)	(6.5%)
Excluding China sales	1.1%
Net sales excluding impact of China (j)	(5.4%)

Thirteen Weeks Ended June 27, 2026 vs Thirteen Weeks Ended June 28, 2025
% Change
Total Company
Percentage change in net sales (GAAP)	(4.1%)
Excluding China sales	0.6%
Net sales excluding impact of China (j)	(3.5%)

Twenty-Six Weeks Ended June 27, 2026 vs Twenty-Six Weeks Ended June 28, 2025
% Change
Water
Percentage change in net sales (GAAP)	(3.6%)
Excluding China sales	1.4%
Net sales excluding impact of China (j)	(2.2%)

Twenty-Six Weeks Ended June 27, 2026 vs Twenty-Six Weeks Ended June 28, 2025
% Change
Total Company
Percentage change in net sales (GAAP)	(3.2%)
Excluding China sales	0.7%
Net sales excluding impact of China (j)	(2.5%)

(j) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF OUTDOORS GAAP NET SALES TO OUTDOORS NET SALES EXCLUDING IMPACT OF FIBERON

(Unaudited)

Thirteen Weeks Ended June 27, 2026 vs Thirteen Weeks Ended June 28, 2025
% Change
Outdoors
Percentage change in net sales (GAAP)	(3.8%)
Excluding Fiberon Sales (GAAP)	2.3%
Net sales excluding impact of Fiberon (k)	(1.5%)

Twenty-Six Weeks Ended June 27, 2026 vs Twenty-Six Weeks Ended June 28, 2025
% Change
Outdoors
Percentage change in net sales (GAAP)	(3.6%)
Excluding Fiberon Sales (GAAP)	1.9%
Net sales excluding impact of Fiberon (k)	(1.7%)

(k) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income (loss) derived in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as net income (loss) in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Diluted earnings (loss) per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(e) Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/gains is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(f) For the thirteen and twenty-six weeks ended June 27, 2026, impairment charges of $228.7 million were recorded related to the Fiberon asset group within the Outdoors segment. The impairment charge was related to certain identifiable intangible assets as well as property and equipment. For the thirteen and twenty-six weeks ended June 27, 2026, impairment charges of $0.6 million were recorded for certain property and equipment within the Water segment. For the twenty-six weeks ended December 27, 2025, impairment charges of $53.6 million were recorded related to the classification of certain assets to equal their fair value, less estimated costs to sell.

(g) For the thirteen and twenty-six weeks ended June 27, 2026, we recognized $3.0 million and $6.6 million, respectively, related to a fire at one of our manufacturing facilities within the Outdoors segment. For the twenty-six weeks ended December 27, 2025, we recognized $21.1 million related to a fire at one of our manufacturing facilities within the Outdoors segment.

(h) For the twenty-six weeks ended December 27, 2025, professional fees incurred related to ongoing transformation initiatives was $0.7 million at Corporate.

(i) For the thirteen and twenty-six weeks ended June 27, 2026, the Company incurred charges of $1.3 million and $43.6 million, respectively, associated with governance advisory services and leadership transitions.

(j) Net sales excluding the impact of China sales is net sales derived in accordance with GAAP excluding the impact of China sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company and its reportable segments from period to period. This measure may be inconsistent with similar measures presented by other companies.

(k) Outdoors net sales excluding the impact of Fiberon sales is net sales for the Outdoors segment derived in accordance with GAAP excluding the impact of Fiberon sales. On May 27, 2026 the Company announced it initiated a formal strategic review of the Fiberon business. Management uses this measure to evaluate the overall performance of the Outdoors segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

(l) Net debt is calculated as long-term debt less cash and cash equivalents. Net debt is a measure not derived in accordance with GAAP. Management believes this supplemental measure is useful as it reflects the Company's debt obligations after considering cash and cash equivalents available to repay such obligations.

(m) Net debt-to-EBITDA before charges/gains ratio is calculated as net debt divided by EBITDA before charges/gains for the trailing 52 weeks. Management believes net debt-to-EBITDA before charges/gains is a useful measure of the Company's leverage position because it provides investors with helpful supplemental information about the Company's ability to service and repay outstanding debt using earnings from the underlying performance of the Company. This measure may be inconsistent with similar measures presented by other companies.

Additional Information:

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains and EPS before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains and restructuring and other charges, which are excluded from operating margin before charges / gains and EPS before charges / gains. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions. For a reconciliation of full year 2026 free cash flow guidance to full year 2026 operating cash flow guidance, see the table entitled “Free Cash Flow”.